UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2007

BrandPartners Group Inc.
(Exact name of Company as specified in its charter)

Delaware	0-16530	13-3236325
(State or Other Jurisdiction) of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

10 Main Street, Rochester, NH 03839

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (603) 335-1400

N/A

 (Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

The Company and its wholly owned subsidiaries obtained certain waivers and modifications to the term loan and revolving line of credit with T.D. Banknorth, N.A (the “Banking Facility”) by way of a letter agreement dated as of March 22, 2007. (the “Banknorth Letter”). The waiver and modification per the Banknorth Letter became effective March 28, 2007 when the Company and its subsidiary BrandPartners Retail, Inc. f/k/a Willey Brothers, Inc. entering into the fifth amendment to the subordinated Note and Warrant Purchase Agreement dated as of October 22, 2001 with Corporate Mezzanine II L.P. (the “Amendment”). Under the Amendment, Corporate Mezzanine agreed to the waiver and modification of certain financial covenants in accordance with the Banknorth Letter

Item 9.01 Financial Statements and Exhibits

(c) Exhibits furnished with this report:

10.1	Letter Agreement between the Company and its subsidiaries and T.D. Banknorth, N.A. dated as of March 22, 2007

10.2	Form of Amendment and Waiver No. 5 dated as of March 28, 2007 by and among BrandPartners Group, Inc., BrandPartnersRetail, Inc. and Corporate Mezzanine II, L.P.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDPARTNERS GROUP INC.

Date: April 2, 2007	By: /s/ James F. Brooks

James F. Brooks President and Chief Executive Officer